Exhibit 23.01
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We have issued our reports dated March 24, 2011, with respect to the consolidated financial statements, schedules, and internal control over financial reporting included in the Annual Report of NewBridge Bancorp on Form 10-K for the year ended December 31, 2010. We hereby consent to the incorporation by reference of said reports in the Registration Statements of NewBridge Bancorp on Form S-8 Registration Statements Nos. 333-160071, 333-147393, 333-118394, 333-61046, 333-40561, 33-54610 and 33-81664 the Form S-3D Registration Statement No. 333-147392, and the Form S-3 Registration Statement No. 333- 59464.
/s/ GRANT THORNTON LLP
Raleigh, North Carolina
March 24, 2011

98